Exhibit 99.1

CSW Industrials Announces Upsize and Pricing of Public Offering of Common Stock

DALLAS, Texas - September 5, 2024 - CSW Industrials, Inc. (Nasdaq: CSWI) today announced the upsize and pricing of its previously announced underwritten registered public offering of its common stock. The size of the offering increased from the previously announced 1,000,000 shares to 1,100,000 shares of the company’s common stock at a price to the public of $285 per share, for gross proceeds of approximately US$313.5 million, before the underwriting discount and estimated offering expenses. Additionally, the Company has granted the underwriters a 30-day option to purchase up to an additional 165,000 shares of its common stock at the public offering price less the underwriting discount. The offering is expected to close on or about September 6, 2024, subject to market and other customary closing conditions.

The Company intends to use the net proceeds to repay outstanding debt, with the remainder for general corporate purposes, including potential future acquisitions. J.P. Morgan, Goldman Sachs & Co. LLC and Truist Securities are acting as lead book-running managers. Wells Fargo Securities and Citigroup are acting as joint book-running managers. CJS Securities, Comerica Securities, TPH&Co., the energy business of Perella Weinberg Partners and Zions Capital Markets are acting as co-managers of the offering.

The shares described above are being offered by the Company pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-281932), including a base prospectus, that was previously filed by the Company with the Securities and Exchange Commission (“SEC”) and that became automatically effective on September 4, 2024. The offering will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus are available for free on the SEC’s website located at http://www.sec.gov. A final prospectus relating to the offering will be filed with the SEC and may be obtained, when available, by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com or Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor is there any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects” or “intends” or other similar expressions are intended to identify forward-looking statements. Such statements relate to the proposed public offering and the anticipated use of the net proceeds from the offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates, and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

About CSW Industrials

CSW Industrials is a diversified industrial growth company with industry-leading operations in three segments: Contractor Solutions, Specialized Reliability Solutions, and Engineered Building Solutions. CSWI provides niche, value-added products with two essential commonalities: performance and reliability. The primary end markets we serve with our well-known brands include: HVAC/R, plumbing, general industrial, architecturally-specified building products, energy, mining, and rail transportation.

Investor Relations

Alexa Huerta

Vice President, Investor Relations, & Treasurer

214-489-7113

alexa.huerta@cswindustrials.com